EXHIBIT 11.0


                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                December 31, 2002

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                                                        Less
                                   Total Shares   Unallocated    Shares Used For
                                   Outstanding    ESOP Shares    EPS Calculation
                                   -----------    -----------    ---------------
         September 30, 2002        1,162,320         25,574         1,136,746
         October 31, 2002          1,162,320         25,574         1,136,746
         November 30, 2002         1,162,320         25,574         1,136,746
         December 31, 2002         1,162,320         25,574         1,136,746

                    Weighted average number of shares outstanding
                    for the quarter ended December 31, 2002,
                    for earnings per share calculation              1,136,746
                                                                    ---------

                    Stock options outstanding at December 31,
                    2002:                                             151,776
                                                                      -------

                    Exercise price of stock options:          $9.39 per share
                                                              ---------------

                    Average stock price for three-month period:
                    ended December 31, 2002                            $11.50
                                                                       ------

                                                        Three Months Ended
                                                             December 31,
                                                             ------------
Basic Earnings Per Share                                2002           2001
------------------------                                ----           ----

Income available to common stockholders             $   433,233     $   653,166
                                                    ===========     ===========

Weighted average number of common shares
    outstanding for basic EPS calculation           $ 1,136,746     $ 1,123,979
                                                    ===========     ===========

         Basic Earnings Per Share                   $       .38     $       .58
                                                    ===========     ===========

Diluted Earnings Per Share
--------------------------

Income available to common stockholders             $   433,233     $   653,166
                                                    ===========     ===========

Weighted average number of common shares
    outstanding for basic EPS calculation             1,136,746       1,123,979

Weighted average common shares issued
    under stock option plans                            151,776           4,500

Less weighted average shares assumed
    repurchased with proceeds                          (123,964)         (4,337)
                                                    -----------     -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation           1,164,558       1,124,142
                                                    ===========     ===========

         Diluted Earnings Per Share                 $       .37     $       .58
                                                    ===========     ===========